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                                                                   Exhibit 23.7



[CARAS & SHULMAN LETTERHEAD]

To the Board of Directors and
 Shareholder's of
Arthur P. Wein, D.D.S., P.C.
Fitchburg, MA

The audits referred to in our report dated November 15, 1996, included the related financial statement schedules as of April 27, 1996, August 31, 1995 and 1994, and for each of the periods ended April 27, 1996, August 31, 1995 and 1994, included in the registration statement (or incorporated by reference in the registration statement). These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic (consolidated) financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein (or incorporated herein by reference) and to the reference to our firm under the heading "Experts" in the prospectus.



                                                  [facsimile signature]
                                                  CARAS & SHULMAN, PC
                                                  Certified Public Accountants

Burlington, Massachusetts
October 21, 1997